EXHIBIT 16

                      THE CHESAPEAKE AGGRESSIVE GROWTH FUND

The Fund computes the "average annual total return" of the Fund by determining the average annual compounded rates of return during specified periods that equate the initial amount invested to the ending redeemable value of such investment. This is done by determining the ending redeemable value of a hypothetical $1,000 initial payment. This calculation is as follows:

                 P(1+T)n = ERV

       Where: T       = average annual total return.
              ERV     = ending  redeemable  value at the end of the  period
                        covered by the computation of a hypothetical $1,000 payment made at the beginning of the period.
              P       = hypothetical  initial  payment  of $1,000  from  which
                        the maximum sales load is deducted. n = period covered by the computation, expressed in terms of years.

The Fund may also compute the "cumulative total return" of the Fund, which is calculated in a similar manner, except that the results are not annualized. This calculation is as follows:

                 (ERV - P)/P = TR

       Where:    ERV  =   ending  redeemable  value  at the end of the  period
                          covered  by the  computation  of a hypothetical $1,000
                          payment made at the beginning of the period
                 P    =   hypothetical initial payment of $1,000 from which the
                          maximum sales load is deducted
                 TR   =   total return

The calculation of average annual total return and cumulative total return assume that the maximum sales load is deducted from the initial $1,000 investment at the time it is made and that there is a reinvestment of all dividends and capital gain distributions on the reinvestment dates during the period. The ending redeemable value is determined by assuming complete redemption of the hypothetical investment and the deduction of all nonrecurring charges at the end of the period covered by the computations. The Fund may also quote other total return information that does not reflect the effects of the sales load.

The average annual total return quotations for the Fund for the fiscal year ended August 31, 1997 and since inception (January 4, 1993 to August 31, 1997) are 36.90% and 21.88%, respectively. The cumulative total return quotation for the Fund since inception through August 31, 1997 is 151.32%. These performance quotations assume the maximum 3.0% sales load for the Fund was deducted from the initial investment. The average annual return for the Fund for the fiscal year ended August 31, 1997 and since inception through August 31, 1997, without deducting the maximum 3.0% sales load, was 41.14% and 22.68%, respectively. The cumulative total return quotation for the Fund since inception through August 31, 1997 without deducting the maximum 3.0% sales load, is 159.10%.

Average Annual Total Return for the 12 months ended August 31, 1997 including 3.0% sales load:

                 1,000(1+T)1   = 1,369.05
                           T   =  .3690

                 T       = 36.90%
                 ERV  =    $1,369.05
                 P       = $1,000
                 n       = 1

Average Annual Total Return since inception through August 31, 1997 including 3.0% sales load:

                 1,000(1+T)4.66= 2,513.23
                           T   =.2188

                 T       = 21.88%
                 ERV  =    $2,513.23
                 P       = $1,000
                 n       = 4.66

Cumulative Total Return since inception through August 31, 1997 including 3.0% sales load:

                 (2,513.23-1,000)/1,000 = 1.5132

                 ERV       =   $2,513.23
                 P         =   $1,000
                 TR        =   151.32%

Average Annual Total Return for the 12 months ended August 31, 1997 excluding 3.0% sales load:

                 1,000(1+T)1   = 1,411.39
                           T   =  .4114

                 T =       41.14%
                 ERV =     $1,411.39
                 P =       $1,000
                 n =       1

Average Annual Total Return since inception through August 31, 1997 excluding 3.0% sales load:

                 1,000(1+T)4.66= 2,590.96
                           T   =  .2268

                 T       = 22.68%
                 ERV  =    $2,590.96
                 P       = $1,000
                 n       = 4.66

Cumulative Total Return since inception through August 31, 1997 excluding 3.0% sales load:

                 (2,590.96 - 1,000)/1,000 = 1.5910

                 ERV       =   $2,590.96
                 P         =   $1,000
                 TR        =   159.10%